Amendment No. __

Participation Agreement

The Participation Agreement, made and entered into as of the ___ day of _____, 200__, (the "Agreement"), by and among ______________ , a _________ corporation, _______________ , a ________ corporation, Sun Life Insurance and Annuity Company of New York, a New York life insurance company ("Insurer"), and Clarendon Insurance Agency, Inc. a Massachusetts corporation, is hereby amended as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with the following:

SCHEDULE A
FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

	Sun Life (N.Y.) Variable Account C	Futurity - NY Variable and Fixed Annuity Contract

	Sun Life (N.Y.) Variable Account C	Futurity Accolade - NY Variable and Fixed Annuity Contract

	Sun Life (N.Y.) KBL Variable Account A	DVA BVA

	Sun Life (N.Y.) Variable Account C	All-Star All-Star Freedom All-Star Extra

All other terms and provisions of the Agreement not amended herein shall remian in full force and effect.

Effective Date: December 31, 2002
`	_________________________________

Attest: ____________________________	By: ______________________________
Name:	Name:
Title:	Title:

_________________________________

Attest: ____________________________	By: ______________________________
Name:	Name:
Title:	Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Attest: ___________________________	By: _______________________________
Name:	Name:
Title:	Title:

By: ________________________________
Name:
Title:

CLARENDON INSURANCE AGENCY, INC.

Attest: ____________________________	By: ________________________________
Name:	Name:
Title:	Title:

By: ________________________________
Name:
Title: